UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2026

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-42615	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre Udyog Vihar, Phase III Gurugram, Haryana India	122016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +91 73375 53469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chief Financial Officer

On July 14, 2026, we issued a press release announcing the appointment of Sarah M. Romano as the Company’s new Chief Financial Officer, effective August 3, 2026. Ms. Romano will be based in the United States. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Ms. Romano, 46, has over two decades of experience as a financial professional. Prior to joining the Company, from April 2025 to July 2026, Ms. Romano served as the Chief Financial Officer and Treasurer of Vicarious Surgical Inc. (NYSE/OTCQB: RBOT), a robotic surgery company developing next-generation minimally invasive surgical technology. She previously served as Chief Financial Officer of Entero Therapeutics, Inc. (Nasdaq: ENTO) (formerly First Wave BioPharma), a clinical-stage biopharmaceutical company specializing in the development of targeted, orally delivered therapies for gastrointestinal diseases, from March 2022 to March 2025. Prior thereto, she served as Chief Financial Officer of Kiora Pharmaceuticals, Inc. (Nasdaq: KPRX) (formerly EyeGate Pharmaceuticals, Inc.), a clinical-stage specialty pharmaceutical company developing products for treating ophthalmic diseases, from February 2017 through February 2022, and as its Corporate Controller from August 2016 to January 2017. Ms. Romano began her career as an auditor in the Boston office of PricewaterhouseCoopers. A licensed CPA in Massachusetts, she holds a Bachelor of Arts in Accounting from College of the Holy Cross and a Master of Accounting from Boston College.

The Company and Ms. Romano entered into a three-year employment agreement, effective August 3, 2026 (the “Employment Agreement”), providing for annual base compensation of $440,000. Ms. Romano will be eligible for an annual cash bonus based on achievement of certain performance criteria and subject to the terms of the Employment Agreement. In addition, the Employment Agreement provides for Ms. Romano to receive a grant of options under the Company’s 2026 Incentive Stock Plan (the “Incentive Plan”) to purchase 750,000 shares of the Company’s common stock vesting as to 250,000 shares on the first anniversary of the effective date and thereafter in twenty-three (23) installments of 20,833 shares, and a final monthly installment of 20,841 shares, subject to continued employment of Ms. Romano by the Company and the other terms and conditions of the Incentive Plan. The Employment Agreement also contains customary confidentiality, assignment of proprietary rights, non-competition and non-solicitation provisions.

In addition to the foregoing, on the effective date of the Employment Agreement the Company will enter into an indemnification agreement with Ms. Romano in the form of Exhibit A to the Employment Agreement.

The above summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between SS Innovations International, Inc. and Sarah M. Romano
99.1	Press Release, dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2026	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman and Chief Executive Officer

3